UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2016

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices)                             (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 24, 2016, Benefitfocus, Inc. (the “Company”) and certain subsidiaries of the Company entered into the Third Amendment Agreement (the “Amendment”) to the Credit Agreement, dated as of February 20, 2015, as amended on June 16 and December 18, 2015 (the “Credit Agreement”), with Silicon Valley Bank, a lender and the administrative agent and collateral agent, and several other lenders party thereto.

The Amendment removes Benefit Informatics, Inc. as a party to the Credit Agreement as it had been dissolved. The Amendment also alters certain capital expenditure limits and Minimum Liquidity and EBITDA requirements, as defined in the Credit Agreement.

The description of the Amendment provided above is qualified in its entirety by reference to the full and complete terms of the Amendment which is filed as Exhibit 10.26 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.26	Third Amendment Agreement among Benefitfocus, Inc., Benefitfocus.com, Inc. and BenefitStore, Inc., as the borrowers, Silicon Valley Bank, a lender and the administrative agent and collateral agent, and several other lenders party thereto, dated March 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: March 28, 2016	/s/ Milton A. Alpern
Milton A. Alpern, Chief Financial Officer